Arthur Andersen


Consent of Independent Public Accountants


To the Shareholders and Trustees of
Pioneer Balanced Fund


As independent public accountants, we hereby consent to the use of our report on Pioneer Balanced Fund dated February 4, 2000 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 64 and Amendment No. 33 to Registration Statement File Nos. 2-28273 and 811-01605, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
April 27, 2000